--------------------------------------------------------------------------------




                            STOCK PURCHASE AGREEMENT


                                  by and among


                         THREE CITIES OFFSHORE II C.V.,
                           THREE CITIES FUND II, L.P.

                                       and

                             DICKSTEIN & CO., L.P.,
                           DICKSTEIN FOCUS FUND L.P.,
                        DICKSTEIN INTERNATIONAL LIMITED,
                                MARK B. DICKSTEIN







                           --------------------------

                            Dated as of May 12, 1999

                           ---------------------------



--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                            Page

1.      Sale and Purchase of Shares............................................3
        1.1    Sale and Purchase of Shares.....................................3
        1.2    Purchase Price..................................................3

2.      The Closing............................................................4

3.      Representations and Warranties of Sellers..............................4
        3.1    Title to the Shares.............................................4
        3.2    Authority to Execute and Perform Agreement......................4
        3.3    Governmental Approvals..........................................5

4.      Representations and Warranties of the Buyers...........................5
        4.1    Due Organization and Authority..................................5
        4.2    Authority to Execute and Perform Agreements.....................6
        4.3    Government Approvals............................................6
        4.4    Private Placement...............................................7
        4.5    Share Ownership.................................................7

5.      Covenants and Agreements...............................................8
        5.1    Proxy Statement.................................................8
        5.2    Sellers' Representative.........................................8
        5.3    Voting Agreement................................................8
        5.4    Price Protection...............................................10
        5.5    Notice of Negotiations.........................................11

6.      Survival of Representations and Warranties of the Buyers
        and the Sellers After Closing.........................................12

7.      Miscellaneous.........................................................12
        7.1    Certain Definitions............................................12
        7.2    Publicity......................................................13
        7.3    Notices........................................................14
        7.4    Entire Agreement...............................................15
        7.5    Waivers and Amendments.........................................15
        7.6    GOVERNING LAW..................................................16
        7.7    Binding Effect; No Assignment..................................16
        7.8    Variations in Pronouns.........................................16
        7.9    Counterparts...................................................16
        7.10   Headings.......................................................16
        7.11   Severability of Provisions.....................................16

Exhibits

Exhibit A      Share Ownership
Exhibit B      Form of Merger Agreement
Exhibit C      Form of Company Agreement
Exhibit D      Book Entry Account
Exhibit E      Wire Instructions

                            STOCK PURCHASE AGREEMENT

               THIS STOCK PURCHASE AGREEMENT, dated as of May 12, 1999 (the "Agreement"), is made by and among THREE CITIES OFFSHORE II C.V., a Netherlands Antilles limited partnership ("TCO"), and THREE CITIES FUND II, L.P. ("TCF II" and, together with TCO, the "Buyers") and Dickstein & Co., L.P., Dickstein Focus Fund L.P., Dickstein International Limited and Mark B. Dickstein (each, a "Seller," and collectively, the "Sellers"). Capitalized terms used herein but not otherwise defined shall have the meanings given them in Section 7.1 of the Agreement.

               WHEREAS, the Sellers are the beneficial owners of an aggregate of 2,799,736 shares (the "Aggregate Shares") of common stock, par value $0.01 per share ("Company Common Stock"), of The Leslie Fay Company, Inc., a Delaware corporation (the "Company"), and the holders of options for an aggregate of 10,000 shares of Company Common Stock of which options to purchase 3,333 shares of Company Common Stock are currently exercisable;

               WHEREAS, each Seller agrees to sell the shares set forth on Exhibit A hereto and the Buyers agree to purchase such shares, aggregating to 2,158,000 Shares (the "Shares"), upon the terms and subject to the conditions of this Agreement;

               WHEREAS, concurrently with the execution of this Agreement, the Buyers, TCR Acquisition Sub Co., a Delaware corporation owned by the Buyers ("Merger Sub"), and the Company are entering into an Agreement and Plan of Merger (the "Merger Agreement") substantially in the form of Exhibit B, pursuant to which, subject to the terms and conditions contained therein, Merger Sub will merge with and into the Company (the "Merger");

               WHEREAS, concurrently with the execution of this Agreement, the Company and the Buyers are entering into a registration rights agreement, pursuant to which the Company is agreeing to provide to the Buyers certain registration rights upon the terms and subject to the conditions set forth therein;

               WHEREAS, concurrently with or prior to the execution hereof, each of the Company and the Buyers have received copies of the resignation letters of Mark B. Dickstein and Chaim Y. Edelstein resigning from their positions as directors effective upon the Closing (as defined herein);

               WHEREAS, concurrently with or prior to the execution hereof, the Buyers have received a copy of the resolution by the Company's continuing directors to appoint H. Whitney Wagner and Thomas G. Weld to fill the vacancies on the Board created by the resignations referred to in the preceding paragraph, effective at the Closing;

               WHEREAS, concurrently with or prior to the execution hereof, the Buyers have received a copy of the resolution of the Company's Board authorizing all appropriate and necessary actions such that the restrictions on business combinations in Section 203 of the Delaware General Corporation Law will not have any effect on the purchase of Shares contemplated herein, the Merger or the other transactions contemplated by the Merger Agreement; and

               WHEREAS,  concurrently  with or  prior to the  execution  of this
Agreement,   the  Sellers  and  the  Company  are  entering  into  an  agreement substantially in the form of Exhibit C.

               NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyers and the Sellers agree as follows:

               1. Sale and Purchase of Shares.

                      1.1 Sale and Purchase of Shares. (i) The Sellers are hereby selling, and the Buyers are hereby purchasing, all of the Shares, (ii) the Sellers are either (A) delivering or causing to be delivered to the Buyers certificates representing the Shares, accompanied by stock powers duly executed in blank, in proper form for transfer, and with all appropriate stock transfer tax stamps affixed or (B) causing to be made a book entry transfer with "free delivery" of the Shares sold by such member to an account designated by the Buyers maintained at the Depository Trust Company, as set forth on Exhibit D (the "Book Entry Account") and (iii) upon delivery of the Shares as provided in clause (ii) above, the Buyers shall deliver the Purchase Price (as hereinafter defined) by wire transfer of immediately available funds to the accounts of the Sellers set forth on Exhibit E.

                      1.2 Purchase Price. The purchase price for the Shares (the "Purchase Price") is an amount equal to $6.95 per share.

               2. The Closing. The closing (the "Closing") of the sale and purchase of the Shares is taking place simultaneously with the execution and delivery of this Agreement at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, NY.

               3. Representations and Warranties of Sellers. Each Seller, severally, but not jointly, represents and warrants to the Buyers as follows:

                      3.1 Title to the Shares. The Sellers are the beneficial holders of all of the Shares, free and clear of any Liens and, upon delivery of and payment for the Shares as herein provided, the Sellers will convey to the Buyers ownership of the Shares by book-entry transfer or certificates representing Shares, accompanied by stock powers duly executed in blank, in each case, free and clear of any Liens.

                      3.2 Authority to Execute and Perform Agreement. Each Seller has, as applicable, all personal, limited partnership or company right, power and authority required to enter into, execute and deliver this Agreement and to perform fully their obligations hereunder. This Agreement has been duly executed and delivered by the Sellers and (assuming the due authorization, execution and delivery hereof by the Buyers) is a legal, valid and binding obligation of the Sellers enforceable in accordance with its terms and conditions, subject, as to enforcement, to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws affecting creditors' rights and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Assuming the accuracy of and in reliance upon the representations and warranties of the Buyers set forth in Section 4.4, the execution and delivery of this Agreement, the sale of the Shares contemplated hereby, and the performance by the Sellers of this Agreement in accordance with its terms and conditions will not: (i) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under, any statute, regulation, order, judgment or decree applicable to the Sellers or to their Shares, or any instrument, contract or other agreement to which the Sellers are party or by or to which the Sellers are or their Shares are bound or subject; or (ii) result in the creation of any Lien on the Shares, other than as contemplated by this Agreement.

                      3.3 Governmental Approvals. Except for filings required to be made in compliance with applicable provisions of the Exchange Act and the rules and regulations thereunder, and in reliance upon the representations and warranties of the Buyers made pursuant to Section 4.4, no authorization or approval or other action by, and no notice to or filing with, any Governmental or Regulatory Body or court of law or any other Person is required to be made or obtained by the Sellers for (i) the consummation of the transactions contemplated by this Agreement or (ii) the due execution, delivery and performance by the Sellers of this Agreement.

               4. Representations and Warranties of the Buyers. Each Buyer, severally but not jointly, represents and warrants to the Sellers as follows:

                      4.1 Due Organization and Authority. Such Buyer is a limited partnership duly organized, validly existing and in good standing in the jurisdiction of its organization.

                      4.2 Authority to Execute and Perform Agreements. Each Buyer has all necessary limited partnership right, power and authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. This Agreement has been duly executed and delivered by the Buyers and (assuming the due authorization, execution and delivery hereof by the Sellers) is a legal, valid and binding obligation of the Buyers enforceable in accordance with its terms and conditions, subject, as to enforcement, to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws affecting creditors' rights and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The execution and delivery of this Agreement, the sale of the Shares contemplated hereby, and the performance by the Buyers of this Agreement in accordance with its terms and conditions will not conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under, any statute, regulation, order, judgment or decree applicable to the Buyers, or any instrument, contract or other agreement to which the Buyers are a party or by or to which the Buyers are bound or subject.

                      4.3 Government Approvals. Except for filings required to be made in compliance with applicable provisions of the Exchange Act and the rules and regulations thereunder, no authorization or approval or other action by, and no notice to or filing with, any Governmental or Regulatory Body or court of law or any other Person, is required to be made or obtained by the Buyers for (i) the consummation of the transactions contemplated by this Agreement (other than the Merger as to which no representation is made) or (ii) the due execution, delivery and performance by the Buyers of this Agreement.

                      4.4 Private Placement. The Buyers acknowledge that, other than as expressly set forth herein, no Seller or any Affiliate of a Seller has made any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to the Buyers or their agents or representatives. The Buyers, to the extent believed necessary, have discussed the agreements which the Buyers make by signing this Agreement, and the applicable limitations upon the Buyers' transfer or resale of the Shares, with its legal advisors. The Buyers understand that no United States federal or state agency has made any finding or determination regarding the fairness of the sale of the Shares for investment or any recommendation or endorsement of the sale of the Shares. The Buyers are not purchasing the Shares with a view to a distribution or resale of any of such securities in violation of any applicable securities laws. The Company or its agents has provided or made available to the Buyers documentary information concerning the Company, including the Company's filings under the Exchange Act and recent press releases of the Company. The Buyers have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares. The Buyers are financially able to bear the economic risk of this investment, including the ability to afford holding the Shares for an indefinite period or to afford a complete loss of such investment.

                      4.5 Share Ownership. The Buyers do not own any shares of Company Common Stock.

               5. Covenants and Agreements. The parties covenant and agree as follows:

                      5.1 Proxy Statement. The Buyers agree, after the public announcement of the execution and delivery of the Merger Agreement, to use all reasonable efforts to cooperate with the Company to file the Proxy Statement (as defined in the Merger Agreement), subject to the terms and conditions of the Merger Agreement, as soon as reasonably practicable after the date hereof.

                      5.2 Sellers' Representative. For as long as the Sellers Beneficially Own in the aggregate more than five percent of the outstanding shares of Company Common Stock, the Buyers agree to vote their shares of Company Common Stock in favor of one nominee to the Board designated by the Sellers; provided that such nominee is reasonably satisfactory to the Buyers. The Buyers acknowledge and agree that Mark Kaufman is reasonably satisfactory to them.

                      5.3 Voting Agreement. From the date hereof until the date following the earliest to occur of (a) the disapproval of the Merger Agreement by the Company's stockholders, (b) the termination of the Merger Agreement in accordance with its terms or (c) the consummation of the Merger, the Sellers hereby agree as follows:

                             (a) to appear,  or cause the holder of record  (the
"Record Holder") of any of the Aggregate Shares then Beneficially Owned by the Sellers (the "Remaining Shares") on any applicable record date to appear, for the purpose of obtaining a quorum at any annual or special meeting of stockholders of the Company and at any adjournment thereof, at which matters relating to the Merger, the Merger Agreement or any transaction contemplated thereby are considered;

                             (b)  at any  meeting  of  the  stockholders  of the
Company, however called, and in any action by consent of the stockholders of the Company, to vote, or cause to be voted by the Record Holder, the Remaining
Shares:

                                    (A) in favor of the  adoption  of the Merger
Agreement; and (B) against any proposal for any extraordinary corporate transaction, such as a recapitalization, dissolution, liquidation or sale of assets of the Company, or any merger, consolidation or other business combination (other than the Merger) between the Company and any Person or any other action or agreement that is intended or which reasonably could be expected to (x) result in a breach of any representation or warranty, covenant or any other obligation or agreement of the Company under the Merger Agreement, (y) result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled or (z) impede, interfere with, delay, postpone or materially adversely affect the Merger and the transactions contemplated by the Merger Agreement;

                             (c) not to sell,  assign or otherwise  transfer the
Remaining Shares, directly or indirectly, to any Person unless such Person has previously agreed in writing, in a form reasonably satisfactory to the Buyers, to be bound with respect to such Shares by the provisions of this Section 5.3; and

                             (d) not to enter  into any  agreement  inconsistent
with this Section 5.3.


                      5.4 Price Protection. If at any time after the date hereof and before the consummation of the Merger (x) a third party enters into negotiations or discussions with the Company or either or both of the Buyers for, or makes an offer with respect to the acquisition of, the Company, substantially all of the assets of the Company or at least a majority of the outstanding voting shares of the Company (an "Alternative Transaction"), in each case, at a higher price per share than the Purchase Price and (y) within 12 months after the date hereof, such third party consummates an Alternative Transaction at a higher price per share than the Purchase Price, the Buyers shall pay by wire transfer of immediately available funds to the Sellers, promptly after the consummation of the Alternative Transaction, an aggregate amount equal to the product of (x) the Protected Shares (as defined below); and
(y) the Price Differential (as defined below). All references herein to the price of shares or number of shares shall be subject to appropriate adjustment for any stock split, subdivision of shares, reverse stock split, combination of shares, stock dividend or similar transaction.

               "Protected Shares" means 650,000 or, if the Alternative Transaction is an offer to acquire less than all of the outstanding voting shares of the Company, the product of (i) the percentage of outstanding shares (expressed as a decimal) offered to be acquired and (ii) 650,000.

               "Price Differential" means the excess, if any, of (i) the price per share payable in the Alternative Transaction (provided that if the consideration payable in the Alternative Transaction is other than cash, the value of such consideration shall be determined in good faith by the Company's Board of Directors); over (ii) the sum of (x) the Purchase Price and (y) the Cost of Capital (as defined below).

               The "Cost of Capital" means the product of (i) the Purchase Price, (ii) 12% and (iii) a fraction, the numerator of which is equal to the number of days from (and including) the date hereof to (but excluding) the date of the consummation of the Alternative Transaction, and the denominator of which is 360.

                      5.5 Notice of Negotiations. Each Buyer agrees that in the event that during the period from the date hereof until the date following the earliest to occur of (a) the disapproval of the Merger Agreement by the Company's stockholders, (b) the termination of the Merger Agreement in accordance with its terms or (c) the consummation of the Merger, it, any of its subsidiaries, or its or their respective officers, directors, or representatives engage in any negotiations or substantive discussions with any Person with respect to any Alternative Transaction, it will, as promptly as reasonably practicable, notify Mark Dickstein as representative of the Sellers of the existence of such negotiations or discussions; provided, however, that the failure to give such notice promptly shall not constitute a breach of this
Section 5.5 except to the extent that the Sellers are materially prejudiced thereby. Each Seller acknowledges that it is aware, and that it will advise its representatives who become aware of the information referred to in the prior sentence, that the United States securities laws prohibit any Person who has material, non-public information concerning an issuer such as the Company from purchasing or selling securities of such issuer or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person may purchase or sell such securities. Each Seller agrees to keep such information confidential and not to use, or allow the use by any of its representatives and agents of, any portion of such information for any purpose other than monitoring a possible Alternative Transaction for the applicability of the price protection covenant contained herein.

               6. Survival of Representations and Warranties of the Buyers and the Sellers After Closing. Notwithstanding any right of the Buyers, on the one hand, or the Sellers, on the other, to investigate and notwithstanding any knowledge of facts determined or determinable by the Buyers or the Sellers pursuant to such investigation or right of investigation, the Buyers and the Sellers have the right to rely fully upon the representations of the other party contained in this Agreement. The rights and remedies at law or equity of the Buyers and the Sellers shall not be diminished or otherwise affected by the knowledge of such party at any time of any facts relating to the matters represented or warranted by the other party in this Agreement.

               7. Miscellaneous.

                      7.1 Certain Definitions. (a) As used in this Agreement, the following terms have the following meanings:

                             (i) "Affiliate"  means, with respect to any Person,
any other Person controlling, controlled by or under common control with, or the spouse or lineal descendants or beneficiaries of, such Person.

                             (ii)  "Beneficial  Ownership." For purposes of this
Agreement, "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act).

                             (iii) "Exchange Act" means the Securities  Exchange
Act of 1934, as amended.

                             (iv)  "Governmental  or Regulatory  Body" means any
government or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision.

                             (v)  "Lien"  means  any  lien,  pledge,   mortgage,
security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever, other than restrictions arising under federal or state securities laws.

                             (vi) "Order" means any order, judgment, injunction,
award, decision, determination, decree or writ.

                             (vii) "Person" means any  individual,  corporation,
limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

                      7.2 Publicity. The Buyers and the Sellers shall not issue any press release or public announcement concerning this Agreement, the Merger or the transactions contemplated hereby or thereby without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed, except where such release or announcement is required by applicable law, including without limitation, any filing obligations under any state or federal securities laws, in which case the party will use its reasonable best efforts to provide a copy to the other party prior to any release or public announcement.

                      7.3 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails, as follows:

                             (i) if to the Buyers, to:

                                 Three Cities Research, Inc.
                                 650 Madison Avenue
                                 24th Floor
                                 New York, NY 10022

                                 Attention:  Willem F. P. de Vogel
                                 Telephone: (212) 838-9660
                                 Facsimile:  (212) 980-1142

                                 with a copy to:

                                 Paul, Weiss, Rifkind, Wharton & Garrison
                                 1285 Avenue of the Americas
                                 New York, New York  10019-6064

                                 Attention: Judith R. Thoyer, Esq.
                                 Telephone: (212) 373-3000
                                 Facsimile:  (212) 757-3990

                            (ii) if to the Sellers, to:

                                 Dickstein Partners Inc.
                                 660 Madison Avenue, 16th Floor
                                 New York, New York  10021

                                 Attention: Alan S. Cooper
                                 Telephone: (212) 754-5424
                                 Facsimile:  (212) 980-7132

                                 with a copy to:

                                 Kramer Levin Naftalis & Frankel LLP
                                 919 Third Avenue
                                 New York, New York 10022

                                 Attention:  Abbe L. Dienstag, Esq.
                                 Telephone: (212) 715-9100
                                 Facsimile:  (212) 715-8000


or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

                      7.4 Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the purchase of the Shares and supersedes all prior agreements, written or oral, with respect thereto.

                      7.5 Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Buyers and the Sellers or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

                      7.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

                      7.7 Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives. This Agreement is not assignable, except that the Buyers may assign their rights hereunder to any of their Affiliates.

                      7.8   Variations   in  Pronouns.   All  pronouns  and  any
variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                      7.9 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

                      7.10 Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

                      7.11 Severability of Provisions. If any provision or any portion of any provision of this Agreement, or the application of any such provision or any portion thereof to any Person or circumstance, shall be held invalid or unenforce-able, the remaining portion of such provision and the remaining provisions of this Agreement, and the application of such provision or portion of such provision as is held invalid or unenforceable to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby so long as the economic or legal substance of the transaction contemplated hereby is not affected in any manner adverse to any party. Upon a determination that any term or other provision is invalid or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

               IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                    THREE CITIES OFFSHORE II C.V.

                                            By: THREE CITIES ASSOCIATES N.V.,
                                                   its general partner


                                            By: _______________________________
                                                J. William Uhrig
                                                Managing Director


                                    THREE CITIES FUND II, L.P.

                                            By: TCR ASSOCIATES, L.P.,
                                                   its general partner


                                            By: _______________________________
                                                Willem F. P. de Vogel
                                                General Partner

                                    DICKSTEIN & CO., L.P.

                                            By: DICKSTEIN PARTNERS L.P.,
                                                  its general partner

                                            By: DICKSTEIN PARTNERS INC.,
                                                  its general partner


                                    By: _______________________________________
                                        Name:
                                        Title:


                                    DICKSTEIN FOCUS FUND L.P.

                                            By: DICKSTEIN PARTNERS L.P.,
                                                  its general partner

                                            By: DICKSTEIN PARTNERS INC.,
                                                  its general partner


                                    By: _______________________________________
                                        Name:
                                        Title:


                                    DICKSTEIN INTERNATIONAL LIMITED

                                            By: DICKSTEIN PARTNERS INC.,
                                                  its advisor


                                    By: _______________________________________
                                        Name:
                                        Title:


                                    ___________________________________________
                                    Mark B. Dickstein

                                    EXHIBIT A




Seller                                                         Number of Shares
------                                                         ----------------

Dickstein & Co., LP                                                   1,464,924

Dickstein International Limited                                         270,476

Dickstein Focus Fund L.P.                                               340,600

Mark Dickstein                                                           82,000

                                    EXHIBIT B

                    [Form of Merger Agreement to be attached]

                                    EXHIBIT C

                   [Form of Company Agreement to be attached]

                                    EXHIBIT D


--------------------------------------------------------------------------------

A.  2000 certificated Shares delivered at the Closing
--------------------------------------------------------------------------------

B.  Merrill Lynch (DTC # 0161)

     (a)  1,354,120 shares for the benefit of
          Three Cities Offshore II C.V.
          Account No. 46130043; and

     (b)  801,880 shares for the benefit of
          Three Cities Fund II, L.P.
          Account No. 46107269

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    EXHIBIT E


A.  For the 2000 Certificated Shares:

        To Mark Dickstein
        Chase Manhattan Bank
        ABA# 021-000021
        A/c Mark Dickstein
        A/c# 024-256609


B. For the 2,156,000 Shares held in the Depository Trust Company:

        Merrill Lynch, on behalf of the Buyers, pays to Spear Leeds & Kellog (DTC Account # 501), on account of the Sellers.




                                       ii